Pricing Supplement Dated January 12, 2009				Rule 424 (b) (3)

(To Prospectus Dated November 14, 2007)				File No. 333-131150

GMAC LLC
Demand Notes - Floating Rate

Annual Yield:	5.00%

Effective Dates:	1-12-2009	through	1-18-2009